Exhibit 10.17

Aebi Schmidt Holding AG Leutschenbachstrasse 52 | CH-8050 Zürich Telefon: +41 44 308 58 00 | Fax: +41 44 308 58 30 www.aebi-schmidt.com

Aebi Schmidt Holding AG

Leutschenbachstrasse 52 | CH-8050 Zürich

Thomas Schenkirsch
Head Group Strategic Development

Zurich, March 28, 2025

Salary Adjustment

Dear Thomas

In consideration of your strong performance and dedication, we are pleased to inform you that we have decided to adjust your annual base salary as of April 1, 2025 as follows:

CHF 300,000.— (previously CHF 260,000. —)

We wish you continued satisfaction and success in the performance of your duties and look forward to our continued collaboration.

Best regards,

Aebi Schmidt Holding AG

/s/ Andreas Rickenbacher	/s/ Barend Fruithof
Andreas Rickenbacher	Barend Fruithof
Chairman Nomination &	Group CEO
Compensation Committee